Barclays Capital Voyager Indices Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-169119 January 4, 2012

Table of Contents
1. Executive Summary 1
2. Pure Beta Voyager Methodology 3
3. Pure Beta Voyager Performance 8
4. Appendix: Pure Beta Methodology 12
5. Introduction to Commodity Index Investing 16
6. Certain Risk Considerations 21
7. Disclaimers 23

Executive Summary
Barclays Capital Voyager Indices ("Voyager") are designed to provide investors exposure to commodities while limiting the potential downside of commodities investments.
Voyager employs an “Alpha Signal Test” twice a month that aims to identify an upward (bullish) market trend or downward (bearish) market trend for the component commodities that comprise a reference index (such as DJ-
UBSCI
SM
or S&P GSCI
®
) by analyzing historical or hypothetical historical price data.
If the Alpha Signal Test identifies a bullish market trend in a particular component commodity, then Voyager will maintain a directional long position for that component commodity. In such cases, Voyager will be exposed to the price performance of the underlying futures contracts for that component commodity.
If, on the other hand, the Alpha Test Signal identifies a bearish market trend in a particular Index Commodity, then Voyager will create a market neutral allocation for that component commodity.
BXCS1489 Index Fees: this presentation is in connection with Bloomberg ticker BCC3C1XT Index.  Note that
Bloomberg ticker BXCS1489 Index (“BXCS1489”) has fees of 0.30% per annum deducted from the performance figures. These fees are an estimate of a portion of the cost of index replication and will cause the value of any investments linked to BXCS1489 Index to decline.
1
Strategies or investments of the type described herein may involve a high degree of risk and the value of such strategies or investments may be highly volatile. Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. In certain transactions, investors may lose their investment or incur unlimited loss. This brief statement does not disclose all risks and other significant aspects in connection with transactions of the type described herein. Prior to transacting, investors should ensure that they fully understand (either on their own or through the use of independent expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

Executive Summary
Voyager aims to:
–
provide directionally long “beta” exposure during bullish markets and market neutral “alpha” exposure during bearish markets
–
reduce the drawdown risk associated with long only commodity index investing
–
deliver absolute returns
Voyager employs signals that identify if a commodity is in a bullish or bearish environment and allocates accordingly to a long or long/short position in such commodity
The Voyager signals are tested twice per month on a commodity by commodity basis and are based on moving average and convergence measures of the underlying commodity futures contracts
Voyager applied to DJ-UBSCI  has historically outperformed
1
the DJ-UBSCI
–
Annualized outperformance
1
of ~12.2%
–
Reduced maximum drawdown
1
by over 25%
~ USD 1 billion notional outstanding using Barclays Capital Voyager technology
Can be applied to any commodity benchmark index/subindex, or customized basket
Voyager is independently calculated by Barclays Capital’s Index, Portfolio and Risk Solutions (IPRS)
–
Published under the Bloomberg tickers BCC3C1XP (ER) and BCC3C1XT (TR) (applied to DJ-UBSCI    )
2 mostly in OTC products. Source: Barclays Capital, as of December 30, 2011.
Voyager technology means any strategy that uses the technical signals to allocate positions in a commodity to a long enhanced beta position or a market neutral alpha position.
1 Source: Bloomberg, Barclays Capital. Data are from 12/31/2001 to 12/30/2011. Voyager applied to
DJUBSCI was launched in June 2010. All information included above, prior to June 2010, is hypothetical historical. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing.
All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.  The information in this document is not intended to predict actual results and no assurances are given with respect thereto.
2
SM
SM SM
SM
2
Strategies or investments of the type described herein may involve a high degree of risk and the value of such strategies or investments may be highly volatile.
Such risks include, without limitation, risk of adverse or unanticipated market developments, risk of counterparty or issuer default, risk of adverse events involving any underlying reference obligation or entity and risk of illiquidity. In certain transactions, investors may lose their investment or incur unlimited loss.
This brief statement does not disclose all risks and other significant aspects in connection with transactions of the type described herein. Prior to transacting, investors should ensure that they fully understand (either on their own or through the use of independent expert advisors) the terms of the transaction and any legal, tax or accounting considerations applicable to them.

Pure Beta Voyager Methodology

Voyager Allocation Process
Calculation of Technical Indicators
Bullish
Bearish
Signal
Enhanced beta
allocation
Long Enhanced Beta Index
Alpha allocation
Long Enhanced Beta Index
/Short nearby Index
The Voyager allocation process is run twice per
month and is designed to make a commodities
index more responsive to trends in the
commodity markets.
Technical indicators are used to measure market
trends and generate a signal for each
commodity in an index.
–
If the Voyager signal is “bullish”, Voyager will
make a directional long enhanced beta
allocation
1
–
If the Voyager signal is “bearish”, Voyager will
make a market neutral “alpha” allocation
2
During each allocation process, the weights of
the Voyager index are rebalanced to equal the
weights of the reference commodity index.
1 A directional long enhanced beta allocation means the Voyager index will hold a long position in the contract selected
2 A market neutral alpha allocation means the Voyager index will hold a long position in the contract selected plus a short position in the first futures contract
3

Dec-01
Jul-02
Jan-03
Jul-03
Jan-04
Aug-04
Feb-05
Aug-05
Feb-06
Sep-06
Mar-07
Sep-07
Mar-08
Oct-08
Apr-09
Oct-09
Apr-10
Nov-10
May-11
Nov-11

BARCLAYS CAPITAL

Moving Average
Moving average is the average price over a specified time period and is perhaps the most commonly used indicator in technical analysis.
Moving averages tend to smooth out short-term fluctuations and highlight longer-term trends or cycles
Moving averages can be used to predict and/or confirm price trends and price direction
Fast and Slow Moving Averages for WTI Crude Oil
As changes in price occur, fast moving
averages reflects these changes quicker than
slow moving averages
Comparing fast moving averages to slow
moving averages can be used to signal a
change in price trend or direction
You should not rely on historical information.  Such historical information is not indicative of future performance.
1 Source: Bloomberg. Data are from 12/31/2001 to 12/30/2011.
Crude Oil Excess Return Index
250-day Moving Average (slow moving average)
20-day Moving Average (fast moving average)
0
100
200
300
400
500
600
4
1 Fast Moving Average uses a short
observation period generating a short-term
price trend
Slow Moving Average uses a long
observation period generating a long-term
price trend

Commodity Sector	Observation Period (# of Trading Days)	
	Fast Moving Average	Slow Moving Average
Energy	20	250
Industrial Metals	30	190
Agriculture / Livestock	40	100
Precious Metals[1]	N/ A	N/ A

BARCLAYS CAPITAL

Voyager Signals – Sector by Sector
1 Precious metals are always allocated to a long nearby allocation
2 Calmar ratio is a risk adjusted measure of return and is calculated by dividing average annual return by maximum drawdown using the last three years of data Maximum drawdown is defined as the largest decline from a historical peak to bottom in the value of the reference commodity
Each commodity sector has its own supply and demand characteristics. As a result, different fast and slow moving averages are utilized .
The fast and slow moving averages for each sector were determined based on analysis of:
–
Signal stability
–
Calmar ratio
5
1
2

Bullish signals
are identified when either of
the following 2 conditions is satisfied;
1)
The fast moving average is above the slow moving average; or
2)
The fast moving average is below the slow moving average, and the fast and slow moving averages are converging
Bearish signals are identified when following condition is satisfied:
The fast moving average is below the slow moving average, and the fast and slow moving averages are diverging
Convergence/divergence is calculated as the slope of the difference of the moving averages over 5 business days prior to the Voyager allocation process
BEARISH SIGNAL BULLISH SIGNAL
Slow moving average
Fast moving average
Fast moving average
Fast moving average
Slow moving average
Slow moving average
Voyager Signals –
6
Converging                             Diverging
Fast Moving Average BELOW Slow Moving Average
Fast Moving Average ABOVE Slow Moving Average
Allocation

WTI - Alpha Position
Voyager WTI Crude Oil
Pure Beta WTI Crude Oil
Nearby WTI Crude Oil
2,000
1,750
1,500
1,250
1,000
750
500
250
0
100%
0%
Dec-01
Aug-02
Mar-03
Nov-03
Jun-04
Feb-05
Sep-05
May-06
Dec-06
Aug-07
Mar-08
Nov-08
Jun-09
Feb-10
Sep-10
May-11
Dec-11

600
500
400
300
200
100
0
Dec-01
Jul-02
Jan-03
Jul-03
Jan-04
Aug-04
Feb-05
Aug-05
Feb-06
Sep-06
Mar-07
Sep-07
Mar-08
Oct-08
Apr-09
Oct-09
Apr-10
Nov-10
May-11
Nov-11

BARCLAYS CAPITAL

Allocation Example: WTI Crude Oil
Allocation between Enhanced Beta and Alpha for WTI Crude Oil
1
As part of the energy sector, WTI Crude Oil is using:
–
A 20-day fast moving average
–
A 250-day slow moving average
Each commodity sector has its own supply and demand characteristics.  As a result, different fast and slow moving averages are utilized for each commodity sector.
Aiming to Reduce the Drawdown Risk
*
1 An allocation to enhanced beta means the Voyager index will hold a long position in the contract selected. An allocation to alpha means the Voyager index will hold a long position in the contract selected plus a short position in the first futures contract.
Crude Oil Excess Return Index
250-day Moving Average (slow moving average)
20-day Moving Average (fast moving average)
7
Fast and Slow Moving Averages for WTI Crude Oil
*
*Source:
Bloomberg. Data are from 12/31/2001 to 12/30/2011. Voyager as applied to DJ-UBSCI was launched in June 2010. All information included above, prior to June 2010, is
hypothetical historical. Pure Beta as applied to DJ-UBSCI   was launched in October 2009. All information included above, prior to October 2009, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.  The information in this document is not intended to predict actual results and no assurances are given with respect thereto.
SM
SM

Pure Beta Voyager Performance

Dec-01
May-02
Oct-02
Mar-03
Aug-03
Jan-04
Jun-04
Nov-04
Apr-05
Sep-05
Feb-06
Jul-06
Dec-06
May-07
Oct-07
Feb-08
Jul-08
Dec-08
May-09
Oct-09
Mar-10
Aug-10
Jan-11
Jun-11
Nov-11

BARCLAYS CAPITAL

Historical and Hypothetical Historical Performance
Voyager applied to DJ-UBSCI
SM
is designed to
deliver absolute returns
–
Utilizes Pure Beta as the beta enhancement
Live since June 2010
Roughly USD 800mm  notional outstanding
(mostly in OTC products)
†
Voyager has historically outperformed its
traditional and enhanced beta counterparts
1
:
–
Annualized outperformance of ~12.2% over
DJUBS
SM
and ~5.6% over Pure Beta
–
Lower volatility
–
Reduced maximum drawdown (over 25%
reduction)
Published on Bloomberg:
–
(ER): Bloomberg ticker BCC3C1XP Index
–
(TR): Bloomberg ticker BCC3C1XT Index
50
150
250
350
450
550
650
750
Voyager Pure Beta DJUBS
Voyager Performance
Comparative Statistics
†Source: Barclays Capital as of December 2011
in OTC products and securities.
8
1
1
1 Source: Bloomberg. Data are from 12/31/2001 to 12/30/2011. Voyager as applied to DJ-UBSCI was launched in June 2010. All information included above, prior to June 2010, is hypothetical historical. Pure Beta as applied to DJ-UBSCI (BCC3C1PT Index) was launched in October 2009. All information included above, prior to October 2009, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.  The information in this presentation is not intended to predict actual results and no assurances are given with respect thereto.
SM
SM
Return (p.a.) 18.86% 13.29% 6.63%
Vol (ann.) 14.22% 17.72% 18.29%
Pure Beta
DJUBS
SM
Voyager Risk & Return

Heat Map of historical and hypothetical historical monthly performance of Voyager*
Historical and Hypothetical Historical Performance
*Source: Bloomberg. Data are from 12/31/2001 to 12/30/2011. Voyager as applied to
DJ-UBSCISM
was launched in June 2010. All information included above, prior to June 2010, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.  The information in this presentation is not intended to predict actual results and no assurances are given with respect thereto.
Difference between Pure Beta Voyager* and DJUBS
SM
(historical and hypothetical historical monthly performance)
DJ-UBSCI is a joint product of Dow Jones Indexes, a
licensed trademark of CME Group Index Services LLC
and UBS Securities LLC
1 The Barclays Capital US Aggregate Bond Index was formerly known as the Lehman Brothers US Aggregate Index and was rebranded as a
Barclays Capital Index in November 2008.  All data used above is historical.
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year
2002 -0.18% 2.25% 9.15% 1.46% -0.15% 2.24% 0.00% 3.90% 2.74% -1.71% 0.14% 5.10% 27.43%
2003 7.81% 3.72% -6.06% -0.25% 4.31% -2.14% 0.67% 2.07% 0.06% 2.92% 0.28% 3.68% 17.67%
2004 3.03% 7.06% 2.67% -0.73% 2.62% -1.70% 5.29% 1.60% 4.53% 3.21% -0.14% -1.04% 29.35%
2005 1.97% 6.13% 4.54% -3.93% 0.25% 2.07% 4.39% 6.42% 4.81% -5.10% 1.18% 5.09% 30.66%
2006 4.30% -2.91% 2.91% 8.12% 1.89% -1.15% 0.62% 0.18% 0.42% 5.11% 5.21% -2.47% 23.89%
2007 -1.38% 3.31% 2.30% 1.65% 0.01% -0.74% 4.10% -3.04% 6.98% 4.30% -2.25% 4.93% 21.49%
2008 5.21% 12.43% -5.47% 3.84% 4.89% 8.17% -11.32% -7.32% -4.89% -4.06% 1.24% 4.96% 4.99%
2009 -0.30% -2.57% 5.10% 0.40% 13.14% -1.80% 2.59% 0.10% 0.51% 2.29% 4.22% 2.21% 28.10%
2010 -6.81% 3.69% 2.79% 1.99% -6.78% -0.39% 1.78% 0.20% 6.27% 5.54% 0.06% 9.95% 18.36%
2011 1.74% 1.73% 2.95% 4.62% -4.33% -3.59% 3.23% -1.32% -10.62% 1.51% 1.49% -3.86% -7.29%
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Year
2002 0.50% -0.34% -1.07% 1.46% 1.39% 0.30% 0.54% -0.04% -1.02% -0.68% -0.14% 0.21% 1.53%
2003 0.11% 0.35% 1.49% 0.37% -1.54% 0.34% 0.07% -1.88% -0.03% -1.86% 0.59% -3.69% -6.26%
2004 1.22% 0.58% -0.41% 1.05% 0.92% 2.45% 3.52% 3.42% -2.32% 1.52% 1.06% 3.87% 20.21%
2005 0.93% -0.94% 0.97% 1.91% 1.03% 0.39% -0.09% -1.13% 0.16% 1.18% 0.92% 1.90% 9.30%
2006 2.45% 3.35% 0.68% 1.34% 0.93% 0.40% -2.59% 3.78% 6.44% 0.36% -0.26% 2.13% 21.82%
2007 -1.59% -0.06% 1.32% 0.49% -0.12% 0.66% 2.02% 0.59% -1.02% 0.97% 0.89% 0.30% 5.26%
2008 0.99% 0.15% 0.88% 0.28% 2.15% -0.93% 0.54% -0.04% 6.63% 17.22% 8.20% 9.45% 40.64%
2009 5.08% 1.87% 1.50% -0.33% 0.14% 0.10% -0.64% 0.68% -1.06% -0.99% 0.71% 0.23% 9.19%
2010 0.46% -0.02% 4.03% 0.05% 0.14% -0.71% -4.99% 2.74% -1.00% 0.56% 0.41% -0.74% 1.53%
2011 0.73% 0.41% 0.88% 1.16% 0.72% 1.45% 0.27% -2.32% 4.11% -5.11% 3.71% -0.11% 6.03%
9
SM

Dec-01
May-02
Oct-02
Mar-03
Aug-03
Dec-03
May-04
Oct-04
Mar-05
Jul-05
Dec-05
May-06
Oct-06
Mar-07
Jul-07
Dec-07
May-08
Sep-08
Feb-09
Jul-09
Dec-09
May-10
Sep-10
Feb-11
Jul-11
Dec-11

BARCLAYS CAPITAL

Managing Drawdown Risk
A key feature of Voyager is the “alpha” switching
mechanism that aims to reduce the drawdown
risk associated with long only commodity index
investing
Voyager’s alpha allocation is designed to:
–
smooth out commodity returns and to
reduce volatility
Risk: The alpha allocation can be a drag on
performance, specifically if Voyager incorrectly
allocates to alpha in a rising market
Voyager’s alpha allocation changes dynamically
over time:
–
Alpha allocation has fluctuated between 0
and ~90%
1
–
Historical average alpha allocation has been
~19%
1
Limited Downside
1
Alpha Allocation of Voyager
1,2
1 Source: Bloomberg. Data are from 12/31/2001 to 12/30/2011. Voyager as applied to DJ-
UBSCI was launched in June 2010.  All information included above, prior to June 2010, is hypothetical historical. Pure Beta as applied to DJ-UBSCI (BCC3C1PT Index) was launched in October 2009.  All information included above, prior to October 2009, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes.  The information in this presentation is not intended to predict actual results and no assurances are given with respect thereto.
2 An allocation to enhanced beta means the Voyager index
will hold a long position in the contract selected. An
allocation to alpha means the Voyager index will hold a
long position in the contract selected plus a short position in the first futures contract.
10
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011
Voyager Pure Beta DJUBS SM
0
50
100
150
200
250
300
350
400
450
500
550
600
650
700
Alpha Allocation
Voyager
Pure Beta
DJ-UBSCI
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
SM
SM

Correlation
*Source: Bloomberg. Data are from 12/31/2001 to 12/30/2011. Voyager as applied to DJ-UBSCI      was launched in June 2010.  All information included above, prior to June
2010, is hypothetical historical. You should not rely on historical or hypothetical historical information. Any data on past performance, modeling or back-testing contained herein is no indication as to future performance. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any modeling or back-testing. All opinions and estimates are given as of the date hereof and are subject to change. The value of any investment may fluctuate as a result of market changes. The information in this presentation is not intended to predict actual results and no assurances are given with respect thereto.
Correlation matrix of Pure Beta Voyager* (using historical and hypothetical historical returns)
S&P GSCI ® is a trademark of The McGraw-Hill Companies, Inc.
DJ-UBSCI    is a joint product of Dow Jones Indexes, a
licensed trademark of CME Group Index Services LLC
and UBS Securities LLC
1 The Barclays Capital US Aggregate Bond Index was formerly known as the Lehman Brothers US Aggregate Index and was rebranded as a
Barclays Capital Index in November 2008.  All data used above is historical.
During periods when the monthly performance of the DJUBS was positive, Voyager exhibited a 87%
correlation with the DJUBS
SM*
.
During periods when the monthly performance of the DJUBS     was negative, Voyager exhibited a 61%
correlation with the DJUBS
SM*
.
11
Monthly Return Correlation Voyager
S&P GSCI
®
DJUBS
SM
S&P 500
®
Barclays Capital
US Aggregate
Bond Index
1
Voyager 100.0% 77.1% 88.0% 26.0% 3.7%
S&P GSCI
®
100.0% 90.2% 33.0% -1.6%
DJUBS
SM
100.0% 41.2% 4.8%
S&P 500
®
100.0% -6.7%
Barclays Capital US
Aggregate Bond Index
1
100.0%
SM
SM
SM
SM

Appendix: Pure Beta Methodology

Pure Beta uses a quantitative approach to generate commodity returns that attempt to be more representative of the commodity market  by choosing a liquid tenor index along the curve that has specific characteristics (described on the following pages)
Pure Beta uses a multi-step allocation process that is intended to implement an optimal allocation for each commodity, that attempts to mitigate curve dislocation
Pure Beta - Overview of the Methodology
Investment Process
For each commodity:
Front Year Average Price
1
:
Average of settlement prices of the
contracts in the upcoming 12
months weighted by their open
interest
Tenor Index
2
: Nearby contract or
deferred contracts up to 11 months
out
Liquidity screening: Any tenor
index with outstanding open interest
less than 7% of total open interest of
the front year are excluded from the
allocation
Definitions
Step 2
Step 1
Calculate tenor liquidity percentages
Calculate the tracking error of each Tenor Index
Step 3 Calculate tenor dislocation probabilities
Step 4 Determine Pure Beta allocation
1 The “Front Year Average Price” for a commodity is constructed to measure the theoretical average price of the “front year” of futures contracts for that commodity, weighted by open interest for such futures contracts.
2 A “Tenor Index” for a commodity tracks the performance of holding and rolling a series of futures contracts for that commodity.
12

Methodology (1 of 3)
The Front Year Average Price (FYAP) is an open
interest-weighted average price of contracts with
expiries in the next 12 months
The FYAP is designed to be a more reflective
measure of the true economic value of a given
commodity than the front month price
Pure Beta determines the Tenor Indices that are the
best proxies for the front year average price by
measuring the tracking error of each index to the
front year average price
Tracking error is the standard deviation of the past 3
months of differences between the daily returns of
the front year average price and a Tenor Index
Step 1: Calculate the Front Year Average Price
(FYAP)   for a Commodity
Step 2: Calculate the Tracking Error of each
Tenor Index to the FYAP
Tracking Error to FYAP
Open
Interest
% of Total
Open Interest
Price
Contract 1 348,022 37.7% 77.28
Contract 2 102,819 11.1% 78.66
Contract 3 90,525 9.8% 79.84
Contract 4 28,414 3.1% 80.74
Contract 5 24,735 2.7% 81.52
Contract 6 107,030 11.6% 82.24
Contract 7 27,728 3.0% 82.85
Contract 8 13,753 1.5% 83.36
Contract 9 26,196 2.8% 83.86
Contract 10 15,506 1.7% 84.37
Contract 11 15,823 1.7% 84.91
Contract 12 123,804 13.4% 85.46
Front Year Average 80.27
The table and chart above are hypothetical and for illustrative purposes only.  They should not be viewed as an indication
or prediction of future results.
13
0%
1%
2%
3%
4%
5%
6%
7%
1 2 3 4 5 6 7 8 9 10 11 12
Tenor Index

✓
			✓
			✓
			✓
			✗
			✓
			✓
			✓
			✓
			✗
			✗
			✗

Volatility

BARCLAYS CAPITAL

Tenor Indices with a percentage of total open interest
of less than 7% are removed to avoid an allocation to
a less liquid contract
Percentage open interest for a Tenor Index is the
open interest of the Tenor Index’s contract divided by
the commodity’s front year total open interest on any
particular day
Pure Beta identifies Tenor Indices that appear to be
experiencing unusual flows
Pure Beta assumes that under “normal”
conditions,
the volatility of a Tenor Index decreases with its
maturity
Pure Beta seeks to avoid Tenor Indices that violate
this downward-sloping volatility rule
Methodology (2 of 3)
Step 3: Filter Out Illiquid Tenor Indices Step 4: Filter Out Dislocated Tenor Indices
Curve Dislocation
Dislocation
Downward sloping
volatility profile
The table and chart above are hypothetical and for illustrative purposes only.  They should not be viewed as an indication
or prediction of future results.
14
25%
30%
35%
40%
45%
50%
1 2 3 4 5 6 7 8 9 10 11 12
Tenor Index
Tenor Index Open Interest % of Total OI Eligible?
1 92,462 16.8%
2 62,238 11.3%
3 41,772 7.6%
4 63,324 11.5%
5 23,670 4.3%
6 58,819 10.7%
7 63,250 11.5%
8 53,107 9.7%
9 41,954 7.6%
10 17,790 3.2%
11 17,200 3.1%
12 14,368 2.6%

Tracking Error to FYAP

✓	✓	✓	✓	✗	✓	✓	✓	✓	✗	✗	✗
✗	✗	✗	✗	✓	✓	✓	✓	✓	✓	✓	✓
					✓						

BARCLAYS CAPITAL

Tracking Error to Front Year Average Price
Filter Illiquid Tenors
Filter Dislocated Tenors
Pure Beta allocates to a contract along the futures curve that has the lowest tracking error to the
Front Year Average Price, subject to liquidity and curve dislocation constraints
Methodology (3 of 3)
0%
1%
2%
3%
4%
5%
6%
7%
1 2 3 4 5 6 7 8 9 10 11 12
Tenor Index
The table and chart above are hypothetical and for illustrative purposes only.  They should not be viewed as an indication
or prediction of future results.
15

Introduction to Commodity Index Investing

Category				
Products				
Objective*				

β
α
β
α
β
α
β
α

BARCLAYS CAPITAL

Spectrum from Beta to Alpha in Commodity Indices
Standard Beta Standard Beta Dynamic Enhanced Dynamic Enhanced
Beta Beta
Portfolio Allocation Portfolio Allocation
Strategies Strategies
Alpha Generation Alpha Generation
Long Only Long Only Long Only or
Long / Short
Long / Short
S&P GSCI
®
DJ-UBSCI
RICI
®
Pure Beta
Momentum Alpha
Voyager
Backwardation
ComBATS
Portfolio Diversification
Inflation Hedge
Outperform Standard
Beta
Use of Optimization
Outperform Standard
Beta
Manage Drawdown Risk
Lower Volatility
Isolate Term Structure
Alpha
Market Neutral
Low Volatility
Beta Alpha
The commodity index world has evolved from traditional commodity indices (standard beta) to deferred commodity indices (enhanced beta) to long-short alpha (or outperformance) strategies
*Objectives may not be achieved.  An investment in products linked to commodity indices is subject to certain risks.  See “Certain Risk
Considerations”.
DJ-UBSCI is a joint product of Dow Jones Indexes, a
licensed trademark of CME Group Index Services LLC
and UBS Securities LLC
S&P GSCI ® is a trademark of The McGraw-Hill Companies, Inc.
16
SM
SM
Techniques
(e.g. modified roll
mechanism or weightings)

Traditional Commodity Index Construction
The techniques described above have considerations beyond the scope of this presentation; investors should consult legal, financial and tax advisors regarding their specific situation.
*Total return indices include a T-bill component as they are intended to measure the collateralized returns accrued from holding and rolling futures contracts
DJ-UBSCI is a joint product of Dow Jones Indexes, a
licensed trademark of CME Group Index Services LLC and
UBS Securities LLC
S&P GSCI ® is a trademark of The McGraw-Hill Companies, Inc.
17
SM
Traditional commodity indices typically track the return performance of nearby commodity futures contracts (e.g., “S&P GSCI
®
” and “DJ-UBSCI
SM
”)
– To maintain exposure to the futures contract that the relevant index intends to track, it is necessary to “roll”
from the front month contract (the first futures contract) before expiry, into the next nearby contract (the second futures contract) during the “roll period”
– Roll – when long a commodity index, the roll involves selling the first futures contract before expiry and buying the second futures contract
– Roll Period – the time window when exposure is rolled from the first futures contract into the second futures contract
•
The “S&P GSCI
®
” and “DJ-UBSCI
SM
” standard roll period is from the 5
th
to 9
th
business day
each month
The return on a commodity index can be broken down into:
– Price movement of the futures contract
– Roll yield (as explained on the next page)
– Hypothetical T-bill component (for total return indices)*

Commodity Index Roll Yield
Roll yield is an important component of commodity index returns and will depend on the shape of the futures curve, i.e., backwardated (downward sloping) or contango (upward sloping)
Assuming the price and shape of the futures curve remain constant and a long position in a futures contract is rolled:
– In backwardation, a more expensive contract will be sold and a cheaper contract purchased, creating a positive “roll yield”, which can positively impact a long position in a futures contract
– In contango, a cheaper contract will be sold and a more expensive contract purchased, creating a negative “roll yield”, which can negatively impact a long position in a futures contract
Price
Time to expiry
Contango
Price
Time to expiry
Backwardation
18

5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
Aluminium
Copper
Lead
Nickel
Zinc
Heating Oil
Brent Crude
Gasoline
WTI Crude
Gas Oil
Natural Gas
Wheat
KC Wheat
Corn
Soybeans
Coffee
Sugar
Cocoa
Cotton
Lean Hogs
Live Cattle
Feeder Cattle
Gold
Silver
S&P GSCI
DJUBS

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Commodity Index Roll Yield
A spot index tracks the price return (changes in the price of the relevant futures contract) and is a theoretical, non-investable index
An excess return index tracks the returns accrued from holding and rolling commodity futures
A comparison of spot indices and excess return indices can demonstrate the impact that a positive or negative roll yield can have on a long position
Roll yield is determined by the difference in the excess return and spot return indices for each individual commodity
Average Annual Roll Yield Contribution to Individual Commodity Index Performance
from 2001 to 2011 (Excess Return – Spot Return = Roll Yield)*
1
1 Source: Bloomberg. Data are from 1/31/2001 to 12/30/2011. *Subindices used for individual commodity calculations are subindices of the S&P GSCI Excess Return and
S&P GSCI Spot Indices. S&P GSCI Excess Return and S&P GSCI Spot Indices and
DJUBS Excess Return Index and DJUBS Spot Index are used for overall index calculation.
-10.4% -9.5%
Historical results are not indicative of future performance.
19

Brent Crude
Chicago Wheat
Gasoil
Lean Hogs
Natural Gas
Gasoline
Live Cattle
Sugar
Cotton
WTI Crude
Feeder Cattle
Nickel
Heating Oil
Zinc
Kansas City Wheat
Corn
Copper
Coffee
Soybeans
Aluminum
Silver
Lead
Gold
Cocoa
Tin

BARCLAYS CAPITAL

“Front-end bias”
Open interest is defined as the total number of
futures contracts outstanding in a particular
commodity
The chart depicts how a significant portion of
outstanding open interest lies in the front of the
curve, resulting from investments in the
S&P GSCI ® , DJUBS and other front month
indices.
The average percentage of total outstanding
open interest in the front end for all
commodities in the S&P GSCI ® and DJUBS
is ~18%.
Snapshot of % of Total Outstanding Open Interest in Front
End*
0%
5%
10%
15%
20%
25%
30%
35%
40%
* Source: Bloomberg. Data are as of October 4, 2011. Subindices used for individual commodity calculations are subindices of the S&P GSCI Excess Return and DJUBS Excess
Return. This chart is for illustrative purposes only. Past performance is not indicative of future performance.  The chart assumes $166bn in index AUM.
The front-end of the futures curve for a commodity has historically held the highest number of outstanding contracts
(i.e. the first or second futures contract)
– A large amount of passive money tracks the benchmark indices (traditional commodity indices); potentially greater than
$150bn
– Due to the transparency of index rules, the prices of certain commodities can be impacted during the roll period
The front-end has historically been the steepest part of the futures curve and therefore where roll yield is most significant
– For contango markets, investing further out on the curve may allow investors to potentially mitigate the effect of negative roll yield
The front-end has historically been the most volatile part of the futures curve
1 Source: Barclays Capital, as of December 30, 2011 in OTC Products and Securities.
*Subindices used for individual commodity calculations are
subindices of the S&PT GSCI® Excess Return and S&P GSCI ®
Spot Indices.  S&P GSCI ® Excess Return and S&P GSCI ®
Spot Indices and DJUBSCI Excess Return Index and
DJUBSCI Spot Index are used for overall index calculation.
20
1
SM
SM
SM
– The front-end is the part of the curve that tends to be the most exposed to fundamental supply and demand shocks
SM

Certain Risk Considerations

Certain Risk Considerations
21
–
The Alpha Signal Test May be Ineffective, Producing Returns that Underperform the Relevant Reference Index, and May Cause the Voyager Product to
Decrease in Price:
The Voyager Product is a proprietary index designed to reflect the returns available through the application of the Voyager signal to various commodities futures contracts included in commodities indices. The application of the Voyager signal seeks to outperform the relevant reference index through a dynamic allocation mechanism that alternates between (i) long and (ii) long and short positions in various underlying commodities futures contracts based on market trends in such contracts based on historical and hypothetical historical pricing data.  However, there can be no guarantee that the application of the
Voyager signal will succeed in these objectives. The Voyager signal may not accurately predict market trends in a commodities futures contract, and an allocation to such futures contract may not be optimal and may result in a lower index level.  If the Voyager signal proves to be ineffective, then an investment in the
Voyager Product may underperform a corresponding investment in instruments linked to other commodity indices, possibly by a substantial margin.
–
Market Risk:
The return on structured investments linked to products or indices utilizing the Voyager methodology (“Structured Investments”) is dependant on movements in the level, value and price of such index or product (each a “Voyager Product”). Thus, changes in the level of any Voyager Product will determine the amount payable on the Structured Investment. If a Voyager Product declines or remains unchanged, the return on the Structured Investment may be affected.
The investor should be willing to hold the Structured Investment until maturity. If the investor sells the Structured Investment before maturity, the investor may have to do so at a substantial discount from the issue price, and as a result, the investor may suffer substantial losses. The price, if any, at which the investor will be able to sell the Structured Investment prior to maturity may be substantially less than the amount originally invested in the Structured Investment, depending upon, the level of the Voyager Product at the time of the sale.
–
Credit of Issuer:
The types of Structured Investments detailed herein are senior unsecured obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Structured Investments, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Structured Investments and, in the event Barclays Bank PLC was to default on its obligations, the investor may not receive the amounts owed under the terms of the Structured Investments.
–
Past Performance:
Hypothetical historical and historical results are not indicative of future performance of any Voyager Product or any related investment.  Neither Barclays Bank
PLC nor Barclays Capital Inc. makes any representation, assurances or guarantees that an investment in a Structured Investment will achieve returns consistent with historical or hypothetical historical results.
–
Liquidity:
There may be little or no secondary market for the Structured Investments. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to engage in limited purchase and resale transactions. If they do, however, they are not required to do so and may stop at any time, and there may not be a trading market in this product. If the investor sells the Structured Investments prior to maturity, the investor may have to sell them at a substantial loss. The investor should be willing to hold the Structured Investments to maturity.

Certain Risk Considerations
22
– Price Volatility:
Movements in the level of any Voyager Product or such Product’s respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. As a result, it is impossible to predict whether the level of the Voyager
Product will rise or fall during the term of the Structured Investments. Changes in the level will determine the payment at maturity on the Structured Investments.
We cannot guarantee that these changes will be beneficial to the investor, and therefore the return at maturity may be adversely affected. Any payment on the
Structured Investments is subject to the creditworthiness of the Issuer.
– Certain Built-In Costs Are Likely to Adversely Affect the Value of the Structured Investments Prior to Maturity:
While the payment at maturity is based on the full notional amount of the Structured Investments, the original issue price of the Structured Investments includes the agent’s commission and the cost of hedging the issuer’s obligations under the Structured Investments through one or more of the issuer’s affiliates. As a result, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase Structured Investments from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Structured
Investments are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Structured Investments to maturity.
– Potential Conflicts:
Barclays Bank PLC and its affiliates play a variety of roles in connection with the issuance of the Structured Investments, including hedging its obligations under the
Structured Investments. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in the Structured Investments.
– Many Economic and Market Factors Will Impact the Value of the Structured Investments:
In addition to the level of a Voyager Product on any day, the value of the Structured Investments will be affected by a number of economic and market factors that may either offset or magnify each other, including:
• the expected volatility of the Voyager Product or its underlying components;
• the time to maturity of the Structured Investments;
• interest and yield rates in the market generally;
• a variety of economic, financial, political, regulatory or judicial events; and
• the creditworthiness of the issuer, including actual or anticipated downgrades in the credit ratings of Barclays Bank PLC.
– Sales Through Barclays Wealth:
Barclays Wealth, the wealth management division of Barclays Capital Inc., may arrange for the sale of the Structured Investments to certain clients. The role of
Barclays Wealth as a provider of certain services to such customers and as agent for Barclays Bank PLC, as the case may be, in connection with the distribution of the Structured Investments to investors may create a potential conflict of interest, which may be adverse to such clients. Barclays Wealth is acting solely as agent for
Barclays Bank PLC, as the case may be. If you are considering whether to invest in the Structured Investments through Barclays Wealth, we strongly urge you to seek independent financial and investment advice to assess the merits of such investment.

Disclaimers

The Dow Jones-UBS Commodity Indexes℠ are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC ("CME Indexes"), and UBS Securities LLC ("UBS Securities"), and have been licensed for use. "Dow Jones®", "DJ", "Dow Jones Indexes", "UBS", "Dow Jones-UBS Commodity Index℠","Dow Jones-UBS Commodity Index Total Return℠", "DJ-UBSCI℠" and "DJ-UBSCITR℠" are service marks of Dow Jones Trademark Holdings, LLC ("Dow Jones") and UBS AG ("UBS AG"), as the case may be, have been licensed to CME Indexes and have been sublicensed for use for certain purposes by Barclays Bank PLC .

The Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index, which is based on the Dow Jones-UBS Commodity Index℠, is not sponsored or endorsed by Dow Jones, UBS AG, UBS Securities CME Indexes or any of their subsidiaries or affiliates, but is published with their consent. The investment products based on the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the investment products based on the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index or any member of the public regarding the advisability of investing in securities or commodities generally or in such products particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Barclays Bank PLC and the Index Sponsor is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCI℠, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to Barclays Bank PLC, the Index Sponsor, the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index or investment products based on the Index. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of Barclays Bank PLC, the Index Sponsor, the Index or the owners of any investment products based on the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index into consideration in determining, composing or calculating DJ-UBSCI℠. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the investment products based on the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index to be issued or in the determination or calculation of the equation by which such products are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to the Index Sponsor or customers of investment products based on the Index, in connection with the administration, marketing or trading of the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index or such products. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the investment products based on the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index currently being issued by Licensee, but which may be similar to and competitive with any such products. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity Index℠ and Dow Jones-UBS Commodity Index Total Return℠), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity Index℠ and any investment products based on the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index.

This presentation relates only to Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index and the investment products based on the Index and does not relate to the exchange-traded physical commodities underlying any of the Dow Jones-UBS Commodity Index℠ components. Purchasers of investment products based on the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity Index℠ is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in this document regarding the Dow Jones-UBS Commodity Index℠ components has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Dow Jones-UBS Commodity Index℠ components in connection with any investment products based on the Barclays Capital Pure Beta DJ-UBS CI℠ Total Return Index. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Dow Jones-UBS Commodity Index℠ components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEX℠ OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY BARCLAYS BANK PLC, THE INDEX SPONSOR, OWNERS OF ANY INVESTMENT PRODUCTS BASED ON THE BARCLAYS CAPITAL PURE BETA DJ-UBS CI℠ TOTAL RETURN INDEX OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEX℠ OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEX℠ OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND BARCLAYS BANK PLC, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

BARCLAYS
CAPITAL

DJ-UBSCI SM Disclaimer 23

S&P GSCI
®
Disclaimer
The S&P GSCI Index (the “Index”) is not sponsored, endorsed, sold or promoted by Standard & Poor's Financial Services LLC (“S&P”) or its third party licensors.
Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track general commodity market performance. S&P's and its third party licensor’s only relationship Barclays Capital is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Barclays Capital or the Index. S&P and its third party licensors have no obligation to take the needs of Barclays Capital or the owners of the Index into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Index or the timing of the issuance or sale of the Index or in the determination or calculation of the equation by which the Index is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Index.
NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS
OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN
COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P, ITS AFFILIATES AND THEIR THIRD PARTY
LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO
EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING,
IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL,
INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR
GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY
OR OTHERWISE.
The S&P Marks are trademarks of Standard & Poor’s Financial Services LLC, and have been licensed for use by Barclays Capital.
The GSCI is not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies.
24

Disclaimer
Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus dated August 31, 2010, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the
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supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these
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Barclays Wealth or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any
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A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue - Attn: US InvSol Support, New York, NY 10019.
The following disclaimer shall be applicable to the use of this presentation other than in connection with an SEC-registered offering of any securities:
This presentation has been prepared by Barclays Capital, the investment banking division of Barclays Bank PLC (‘‘Barclays’’), for informational purposes only and
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This presentation shall not constitute an underwriting commitment, an offer of financing, an offer to sell, or the solicitation of an offer to buy any securities, financial
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Products of the type described in this presentation may involve a high degree of risk and the value of such Products may be highly volatile. Such risks include, without
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© 2012, Barclays Bank PLC. All rights reserved.
25